Exhibit 10.10

GAMING PROMOTER AGREEMENT

This Agreement is entered into on 9th November 2009 ("the execution date") by and between

MGM GRAND PARADISE S.A., a company duly incorporated under the laws of the Special Administrative Region of Macau, with registered office in Macau, at Avenida Dr. SunYat Sen, Edifício MGM Grand Macau, registered with the Commercial Registry Office under number 18972 (SO) herein represented by its Managing Director, Ms. HO, PANSY CATILINA CHIU KING (hereinafter "MGPL"), and

SOCIEDADE PROMOÇAO DE JOGOS IAO POU LIMITADA, a company duly incorporated under the laws of the Special Administrative Region of Macau, with registered office in Macau, at Alameda Dr. Carlos d' Assumpçao 181 - 187, Edifício Centro Comercial do Grupo Brilhantismo, 12°andar T, herein represented by its director ZHENG ANTING (hereinafter "Gaming Promoter").

WHEREAS:

I.
MGPL is entitled to operate games of luck and chance and other games in casino in the jurisdiction of the Special Administrative Region of Macau of the People's Republic of China (hereinafter "Macau SAR"), pursuant to a Sub-Concession Contract entered into as of April 19th 2005 (hereinafter the "Sub-Concession Contract"), in the terms and conditions approved by the Government of Macau SAR;

II.
MGPL wishes to retain the services provided by the Gaming Promoter, acting as an independent contractor, for the purpose of the Gaming Promoter procuring, directing and recommending customers and patrons to the Casino located at the Hotel – Resort – Casino complex designated "MGM Grand Macau", located in the Nam Van district, NAPE, Macau Peninsula, Macau SAR (hereinafter the "MGM Grand Macau Casino");

III.
Gaming Promoter is entitled to conduct activities of promotion of games of luck and chance in casino in Macau SAR pursuant to the License no. E232, issued by the Gaming Inspection and Coordination Bureau of the Government of Macau SAR (hereinafter, "DICJ") on 16th Oct 2009;

NOW THEREFORE, for and in consideration of the foregoing recitals and the mutual agreements hereinafter set forth, MGPL and Gaming Promoter hereby agree to act in good faith and to abide by the following provisions:

Clause 1
GENERAL DUTIES OF GAMING PROMOTER

1.
Gaming Promoter shall serve as an independent contractor for MGPL with the primary responsibility of procuring, directing and recommending gaming patrons to MGPL, notwithstanding the right of MGPL to accept or reject patrons to the MGM Grand Macau Casino recommended by the Gaming Promoter, at its sole discretion.

2.
Gaming Promoter shall do the best endeavors so as to actively promote and market MGPL before gaming patrons, namely through the promotion of transportation, accommodation, meals and entertainment, and to undertake all related activities following the rules and regulations set up by MGPL.

3.
Gaming Promoter shall not serve as a gaming promoter or agree to provide the services set forth herein, whatever the definition under which such is agreed, for any other casinos in Macau during the term of this Agreement, without prior notice to MGPL, and agrees to disclose to MGPL any existing relationship with any other hotels or casinos in Macau.

4.	Gaming Promoter shall not use the services of any other gaming promoter nor the services of any other gaming promoter's key employees or collaborators to fulfill the obligations under this Agreement.

5.	Gaming Promoter shall not solicit casino players from the main gaming floor and/or from other VIP Gaming areas of the MGM Grand Macau Casino or of any other casinos operated in the future by MGPL.

6.
Gaming Promoter shall act and take all measures necessary so as to ensure that all non-negotiable chips acquired remain within the property's gaming facilities and are wagered on the Gaming Promoter's designated tables only, and so as to ensure that no under the table betting is conducted by gaming patrons procured by Gaming Promoters.

7.
Gaming Promoter agrees to take all acts and measures necessary so as to ensure that Gaming Promoter's directors, key employees, collaborators and officers comply and act in accordance with all obligations incurred or assumed by Gaming Promoter under this Agreement.

8.
Gaming Promoter agrees to, at all moments, comply and act in accordance with all organizing and operating instructions, requests and principles established by MGPL and any other rules, regulations and procedures established by MGPL from time to time (including but not necessarily limited to internal controls and anti-money laundering regulations).

9.
Gaming Promoter agrees to submit to the prior approval of MGPL all marketing, advertising and promotional materials, including without limitation name cards, utilized and divulged by Gaming Promoter in relation to the activities conducted under this Agreement.

10.
In performing his/her activities under this Agreement, Gaming Promoter shall seek to meet MGPL's standards of quality and professionalism in the industry of gaming, hospitality and entertainment and shall refrain from any and all acts that might be detrimental to MGPL's image and reputation with patrons, customers and general public.

11.
Gaming Promoter agrees to immediately inform MGPL of: (i) the appointment of any Gaming Promoter's director, (ii) the engagement with any Gaming Promoter's key employee, and (iii) any transfer of shares representative of 5% or more of Gaming Promoter's corporate capital, in case Gaming Promoter is a company, occurred during the term of this Agreement.

12.
Following the verification of any of the circumstances mentioned in (i), (ii) or (iii) of paragraph 11 above, Gaming Promoter further agrees to act so as to ensure that its new director, key employee or shareholder, as the case may be, is submitted for approval to a probity review background investigation conducted by MGPL.

Clause 2
FULL COMPLIANCE WITH THE LAWS OF MACAU SAR

1.
Gaming Promoter further agrees, represents and warrants to, at all moments, comply and act in accordance with all applicable laws, regulations and instructions set forth in the jurisdiction of Macau SAR (including but not necessarily limited to those concerning the activity of Gaming Promoters, gaming - industry, concession of credit, anti-money laundering or money collection, as the case may be).

2.	Gaming Promoter agrees namely to comply with the following obligations, listed as an example only:

a)
To submit, immediately after the date of signature of this Agreement, an application for junket licensing with the Macau Gaming Inspection and Coordination Bureau (hereinafter "DICJ"), as an independent Gaming Promoter (also known as "Gaming Promoter" or "Promoter de Jogo"), and to maintain the appropriate Gaming Promoter license issued by DICJ;

b)
To approve and implement the appropriate internal rules and procedures for purposes of prevention of money laundering and financing of terrorism, to appoint a Compliance Officer in charge of the supervision and coordination of its implementation, to submit all necessary communications to DICJ in regard of the provided herein and to comply with any of its instructions or directives;

c)
To supply MGPL with all currency transaction records between Gaming Promoter and patrons which are required by all anti-money laundering laws and regulations applicable, on the dates required to comply with the provisions therein or with any instructions or directives issued by MGPL's Compliance Officer;

d)
For purposes of the previous paragraph, to submit to MGPL, on the 1st and 15th days of every month, all ROVE's (High Value Transaction Reports) filed during the previous 15-day period, and to submit to MGPL all RTS's (Suspect Transaction Reports) no later than the second day following completion of the transaction(s) concerned,

e)
To maintain complete and accurate records of transactions conducted by Gaming Promoter and by patrons procured by Gaming Promoter, to submit any such records to MGPL upon request by MGPL from time to time and to transfer to MGPL all such records upon expiry or termination of this Agreement for any reason whatsoever;

f)
To supply MGPL, on a quarterly basis, in no circumstances later than the 15th day prior to the end of each quarter of the civil year, a nominative list including the names of: (i) Gaming Promoter's current directors, in case Gaming Promoter is a company; (ii) Gaming Promoter's current key employees; (iii) Gaming Promoter's current collaborators and (iv) any other officers or individuals currently performing work or services with Gaming Promoter;

g)	To immediately communicate to MGPL any alteration to the list mentioned in f) above;

h)
To supply MGPL, before November 1st of each year, a list containing the identification of the collaborators with whom the Gaming Promoter intends to operate for the following year, together with copies of the respective identification cards and the respective criminal record certificates;

i)
Prior to the issuance by MGPL of any checks or wires for payment of win-prizes due to any patron procured by Gaming Promoter, to provide validated identification of patron, so as to allow MGPL to confirm patron's legitimacy to being paid the prize;

j)
To ensure that Gaming Promoter's directors, key employees and collaborators carry the identification badge provided by MGPL, while circulating within the casino facilities in the exercise of their functions;

k)	To inform MGPL immediately of any suspected criminal activities or money laundering activities by the Gaming Promoter's partners, employees or customers;

l)	To inform MGPL immediately if Gaming Promoter cannot carry out part or all of the obligations set out in this Agreement.

Clause 3
OBLIGATIONS OF MGPL

MGPL hereby agrees to:

a)
Provide, at MGPL's discretion, badges to be used by Gaming Promoter's designated employees strictly in connection with the services rendered by Gaming Promoter's employees hereunder and for no other purpose. Any other advertising or promotional material concerning MGPL desired by Gaming Promoter shall be submitted to MGPL for prior approval. No such advertising or promotional materials will be utilized without prior approval;

b)	Provide fully furnished and completed VIP gaming rooms which cannot be structurally or physically changed with decoration by Gaming Promoter without prior approval by MGPL;

c)	Grant access to MGPL's VIP Casino to Gaming Promoter's designated employees and patrons;

d)	Maintain complete and accurate records of all transactions between Gaming Promoter and MGPL.

Clause 4
MUTUAL COVENANT

Both parties represent and warrant that Gaming Promoter has neither paid, agreed to pay, nor will pay any sums or any other consideration to any director, officer, employee, agent or other representative of MGPL in connection with this Agreement, nor has any such payment or agreement for payment been requested or solicited by any such director, officer, employee, agent or other representative. Gaming Promoter hereby acknowledges that any such payment or agreement would constitute a serious breach of MGPL strict and solid policies, and that this representation and warranty constitutes a material inducement upon which MGPL is relying in entering into this Agreement.

Clause 5
AUTHORITY OVER GAMES AND PREMISES

1.	MGPL shall have the right to make all operational decisions pertaining to any games.

2.	MGPL shall have the right to ask Gaming Promoter to remove any employee or patron, brought to MGPL by Gaming Promoter, from the gaming premises, at the sole discretion of MGPL.

Clause 6
COMPENSATION TERMS

Gaming Promoter will be compensated in accordance with the terms and conditions set forth in Appendix I (Compensation Terms), attached hereto, and any alterations thereof. It is understood and agreed that Appendix I may be amended by MGPL from time to time and in its sole discretion. Any such amendment(s) will be effective 5 (five) days after notice is given to Gaming Promoter.

Clause 7
INDEPENDENT CONTRACTOR

In entering into this Agreement, the Gaming Promoter acknowledges and agrees that Gaming Promoter's services will be provided to MGPL as an independent contractor only, and not as an employee. Gaming Promoter is thus not and will not claim to be, an employee of MGPL or its affiliate corporations under this Agreement and Gaming Promoter shall not be entitled to receive any of the statutory or contractual benefits typically provided to employees of MGPL or its affiliates. Gaming Promoter represents and warrants that the execution or performance of this Agreement does not constitute a breach of any other agreement or obligation for Gaming Promoter's services. Gaming Promoter shall not have, and shall not represent as having, any authority to make contracts in the name of or binding on MGPL casino, or its affiliates or to pledge MGPL credit or to extend credit in the MGPL name unless otherwise expressly and specifically authorized in writing by MGPL.

Clause 8
CONFIDENTIAL INFORMATION AND RESTRICTIVE COVENANTS

1.
All information regarding patrons and the business affairs of MGPL, including but not limited to, all gaming or hotel operations, related data, figures, projections, estimates, agreements, customer lists, and accounting procedures shall be considered and kept as private and confidential. Gaming Promoter shall keep forever confidential and not divulge to any third party any such gaming or hotel information regarding the customers or business affairs of MGPL. This provision shall survive the termination of this Agreement.

2.
Gaming Promoter acknowledges that any breach, violation or evasion of any of the terms of this Clause will result in immediate and irreparable injury and harm to MGPL, and will cause damage to MGPL in amounts that are difficult to ascertain and that cannot be precisely measured. Accordingly, Gaming Promoter agrees and acknowledges that in the event of any action or omission by the Gaming Promoter that results in or may tend to cause the unauthorized or improper disclosure of any confidential information, MGPL shall, in addition to any other rights or remedies at law or in equity, be entitled to obtain immediate injunctive relief enjoining such conduct on the part of Gaming Promoter, prohibiting Gaming Promoter from further using the confidential information, and requiring the immediate return of all such confidential information. Gaming Promoter shall further reimburse MGPL for all of the damages, costs, and expenses, including without limitation, reasonable attorney’s fees, that MGPL may sustain in connection with efforts to enforce this provision, or as a result of any unauthorized disclosure of confidential information by the Gaming Promoter.

Clause 9
PRIVILEGED LICENSE BUSINESS

Gaming Promoter acknowledges that MGPL casino is a business existing pursuant to a Sub-Concession Contract entered into under the approval by the governmental authorities of Macau SAR. If MGPL is directed to cease doing business with Gaming Promoter by any such authority, or if MGPL, in good faith, believes that the Gaming Promoter, or any of its employees or agents, is engaged in any activities which jeopardize MGPL privileged contractual position, MGPL shall have the right to terminate this Agreement by written notice to Gaming Promoter without further liability. Gaming Promoter acknowledges that as a result of MGPL holding a gaming sub-concession, MGPL is required to conduct appropriate due diligence inquiries. Gaming Promoter agrees to cooperate as reasonably necessary in MGPL's inquiry in this regard, and should the results of such due diligence inquiry be unsatisfactory to MGPL, it shall have the right to terminate this Agreement upon notice and without any further liability.

Clause 10
INDEMNIFICATION

The Gaming Promoter agrees to indemnify and hold harmless MGPL, its affiliates and subsidiaries and their respective directors, officers, employees, agents and representatives against any and all claims, demands, damages, actions or liabilities arising from the Gaming Promoter's performance of this Agreement or any unlawful or negligent acts of the Gaming Promoter or its employees, agents or representatives.

Clause 11
NON-ASSIGNMENT

1.	This Agreement and any rights or obligations hereunder may in no circumstances be assigned, delegated, or otherwise transferred by Gaming Promoter to a third party in whole or in part.

2.	Any attempts to so assign, delegate, or transfer this Agreement or any rights or obligations hereunder without such consent shall be null and void and of no force and effect.

Clause 12
EFFECTIVE DATE AND TERM

1.	This Agreement shall be effective and produce effects from 16th November 2009 ("the Effective Date").

2.
This Agreement shall continue until 31st December 2009 and shall be thereafter automatically renewed for periods of one year, corresponding each renewal period to the civil year period (January 1st  - December 31st ), unless earlier terminated as provided herein.

3.
Should the Gaming Promoter's license or any of its renewals or the authorization to Gaming Promoter's registration be denied, refused or revoked by DICJ, for whatever motive or reason, this Agreement shall automatically become null and void.

Clause 13
TERMINATION

1.	Either party may terminate this Agreement at any time without cause, upon thirty (30) days advance written notice to the other party.

2.	MGPL shall have the right to terminate this Agreement immediately, without further liability or obligation of any kind whatsoever, in the event that:

a)
Dishonesty, gross negligence or willful malfeasance is found in the performance of Gaming Promoter duties and obligations, or Gaming Promoter commits a material breach of any of the terms of this Agreement or of any other agreement currently entered into or to be entered into by and between Gaming Promoter and MGPL;

b)
MGPL determines that continuation of this Agreement may have a materially adverse affect upon the relationship between MGPL, any of its principal shareholders or its affiliates and any government agency;

c)	In case a minimum amount of chips purchase per month is provided in Appendix I to this Agreement, that minimum amount of chips purchase is not achieved by Gaming Promoter;

d)
Any, of the Persons mentioned in (i), (ii) or (iii) of paragraph 11 of Clause 1 above is not approved by MGPL, following the probity review background investigation conducted by MGPL pursuant to paragraph 12 of Clause 1 above.

Clause 14
NOTICE

Any notice required or permitted to be given pursuant to this Agreement shall be in writing and be deemed given when personally delivered or seventy-two (72) hours after being deposited in the Macau mail, postage prepaid, addressed as follows:

Notice to MGPL	Legal Department Avenida Dr. Sun Yat Sen Edificío MGM Grand Macau, s/n Macau

Notice to Gaming Promoter:	ZHENG ANTING Alameda Dr. Carlos d' Assumpçao 181-187 Edifício Centro Comercial do Grupo Brilhantismo, 12° andar T Macau

Clause 15
GOVERNING LAW AND JURISDICTION

This Agreement shall be governed by and construed in accordance with the laws of Macau SAR. Any dispute arising out of or relating to the execution, performance or interpretation of this Agreement shall be submitted to the jurisdiction of Macau SAR, with exclusion of any other jurisdiction.

Clause 16
ENTIRE AGREEMENT AND LANGUAGE

1.
This Agreement and Appendix I hereto set forth the entire understanding between Gaming Promoter and MGPL and incorporate and supersede all prior and contemporaneous agreements and understandings with respect thereto. This Agreement may only be amended by subsequent writing signed by both parties.

2.
The parties agree that the controlling language of this Agreement shall be English. Each party fully understands this Agreement as written in the controlling language of English. If required by the courts of Macau SAR, the parties agree that MGPL may, at its option, obtain either a Portuguese or Chinese translation of fris Agreement.

IN WITNESS WHEREOF the Parties have caused this Agreement to be duly executed in three originals, duly signed and initialed by both parties in the presence of each other.

MPGL	GAMING PROMOTER

/s/ Pansy Ho	/s/ Zheng Anting
Pansy Ho, Managing Director	ZHENG ANTING, Director

Print Name	Print Name

Date	Date

APPENDIX I
COMPENSATION TERMS

This Appendix I (Compensation Terms) is made between MGPL and Gaming Promoter and shall add to and form an integral part of the Gaming Promoter Agreement, signed and executed by the parties, which terms and conditions shall apply to this Appendix unless otherwise stated herein.

Clause 1
CHIPS PURCHASE

Gaming Promoter chips purchase transactions shall be recorded using the MGPL Compensation Program selected by Gaming Promoter as provided below.

Clause 2
DEDICATED ROOM(S)

1.	MGPL shall allocate to Gaming Promoter the Gaming Room(s) identified in Appendix 1A herein attached, forming an integral part of this Appendix.

2.
MGPL is entitled to withhold the necessary amounts from the Gaming Promoter's compensation at settlement to repair any damage done to the Gaming Room(s) and/or furnishings assigned to the Gaming Promoter.

Clause 3
COMPENSATION

1.	Gaming Promoter joins the following compensation program:

Revenue Sharing with Rolling Chips Bonus Program

Monthly Rolling Chip(HKD$)	Revenue Sharing(% on Win/Loss)	Rolling Chip Bonus (% on Rolling Chips)	Complimentary Credits (% on Rolling Chips)	Special Comps Reward(HKD$)
1,000,000,000.00	40.00%	0.110%	0.060%	100,000.00
3,000,000,000.00	40.00%	0.130%	0.060%	100,000.00
4,500,000,000.00	40.00%	0.140%	0.060%	100,000.00
6,000,000,000.00	40.00%	0.150%	0.060%	100,000.00
8,000,000,000.00	40.00%	0.160%	0.060%	100,000.00
10,000,000,000.00	40.00%	0.170%	0.060%	100,000.00
15,000,000,000.00	40.00%	0.180%	0.060%	100,000.00

2.
In the event that the total amount of the Monthly Rolling Chip is inferior to 1,000,000,000.00 HKD$, Gaming promoter shall receive a Revenue Sharing at 40%, Complimentary Credits at 0.060% and no Rolling Chip Bonus.

3.
In the event that the Revenue represents a loss, the Gaming Promoter shall pay the amount equivalent to 40% (forty percent) of the loss to MGPL; MGPL shall be entitled to withhold from the Gaming Promoter's compensation at settlement any amounts outstanding.

4.	Calculation of all amounts provided herein shall be based solely on the records kept by MGPL, in relation to the Revenue generated by patrons procured by Gaming Promoter, save for manifest error.

5.	All compensation terms, percentages and amounts provided herein are subject to any restrictions, conditions or limitations that might be imposed from time to time by the Government of Macau SAR.

Clause 4
DATES OF PAYMENT

MGPL shall calculate revenue sharing or commission amounts, bonus and complimentary credits earned by Gaming Promoter on a monthly basis, on the last day of the month in which the compensation was earned. MGPL will pay sums due to Gaming Promoter by the second (2nd) business day of the following month.

Clause 5
USAGE OF COMPLIMENTARY CREDITS AND SPECIAL COMPLIMENTARY REWARDS

1.	Complimentary credits and special complimentary rewards will be granted towards any MGPL hotel, food and beverage expenses purchased by Gaming Promoter.

2.	Use of complimentary credit and special complimentary rewards towards other services outside of MGPL casino will not be allowed, unless otherwise permitted at the sole discretion of MGPL.

3.
Complimentary credit and special complimentary rewards may only be used Gaming Promoter in favor of Gaming Promoter, any of its shareholders, directors, key employees or collaborators or any patron procured by Gaming Promoter, and may in no circumstances be assigned or transferred, whether on onerous or gratuitous terms, by Gaming Promoter to any third party.

4.	Any unused portion of the complimentary credit earned by Gaming Promoter shall be forfeited at the end of the month following the month in which such complimentary credit is earned.

5.	Any unused portion of the special complimentary reward shall be forfeited at the end of the month in which it is issued.

6.	Any expenses purchased by Gaming Promoter in excess of the amounts of complimentary credits and special complimentary rewards granted are payable to MGPL by Gaming Promoter.

7.	MGPL shall be entitled to withhold from the Gaming Promoter's compensation at settlement any amounts outstanding pursuant to paragraph 6 above.

Clause 6
TAXES

1.	Gaming Promoter shall be responsible to pay the taxes due under Macau Law as provided by article 29 of Law 16/2001.

2.	MGPL will withhold government taxes from the Gaming Promoter's compensation at settlement as required by the Macau government tax regulation.

Clause 7
CREDIT LINE

1.
During the execution of this Agreement, Gaming Promoter is entitled (as "Grantee") to a credit line granted by MGPL (as "Grantor"), in the substance of a revolving credit, against which credit draws may be requested by Gaming Promoter from time to time, in those terms and subject to any maximum limits to be determined at the sole discretion of MGPL.

2.
Gaming Promoter agrees to submit in writing to MGPL the full identification of Gaming Promoter's representatives authorized to act on behalf of Gaming Promoter when applying to any credit draws before MGPL.

3.	The aggregate amount of all credit draws granted during each month shall be paid by Gaming Promoter to MGPL on the last day of the month concerned or at settlement.

4.
MGPL shall be entitled to withhold from the Gaming Promoter's compensation at settlement any amounts outstanding and arising from credit draws granted to Gaming Promoter pursuant to paragraphs 1, 2 and 3 above.

Clause 8
NEGOTIABLE INSTRUMENTS

1.
Gaming Promoter accepts and agrees to be liable and responsible before MGPL for the payment in full of any debts arising from a purchase of chips conducted by any patron procured by Gaming Promoter against delivery of a check, bank draft, traveler check, any other negotiable instrument (any of which is hereinafter designated "negotiable instrument") or a wire transfer instruction, until such negotiable instrument is honored in full by the respective bank or credit institution.

2.
In the event that any negotiable instrument or wire transfer instruction delivered to MGPL is dishonored, in connection with a purchase of chips conducted whether by Gaming Promoter or by any patron procured by Gaming Promoter, the respective amounts shall be made immediately and fully payable by Gaming Promoter.

3.	MGPL shall be entitled to withhold from the Gaming Promoter's compensation at settlement any amounts outstanding pursuant to the provided herein.

Clause 9
TERM AND CONDITION

The effectiveness and validity of the provisions contained in this Appendix are entirely conditioned to the effectiveness and validity of the Gaming Promoter Agreement, and shall therefore be effective and deemed valid when and for as long as the provisions of the Gaming Promoter Agreement are so, as provided therein

IN WITNESS WHEREOF the Parties have caused this Amendment Agreement to Appendix I of Gaming Promoter Agreement to be duly executed in three originals, duly signed and initialed by both parties in the presence of each other.

MPGL	GAMING PROMOTER

/s/ Pansy Ho	/s/ Zheng Anting
Pansy Ho, Managing Director	ZHENG ANTING, Director

Print Name	Print Name

Date	Date

APPENDIX 1A

Pit 39 Room 27	Pit 51 Room 22
39BB01	51 BB01
39BB02	51 BB02
51 BB03
51 BB05
51 BB06
51.BB07
51 BB08
51 BB09
51 BB10

Chip Set # 12

This Agreement is entered into on 9th November 2009 ("the execution date") by and between

MGM GRAND PARADISE S.A., a company duly incorporated under the laws of the Special Administrative Region of Macau, with registered office in Macau, at Avenida Dr. SunYat Sen, Edifício MGM Grand Macau, registered with the Commercial Registry Office under number 18972 (SO) herein represented by its Managing Director, Ms. HO, PANSY CATILINA CHIU KING (hereinafter "MGPL"), and

SOCIEDADE PROMOÇAO DE JOGOS IAO POU LIMITADA, a company duly incorporated under the laws of the Special Administrative Region of Macau, with registered office in Macau, at Alameda Dr. Carlos d' Assumpçao 181 - 187, Edifício Centro Comercial do Grupo Brilhantismo, 12°andar T, herein represented by its director ZHENG ANTING (hereinafter "Gaming Promoter").

WHEREAS:

I.
MGPL is entitled to operate games of luck and chance and other games in casino in the jurisdiction of the Special Administrative Region of Macau of the People's Republic of China (hereinafter "Macau SAR"), pursuant to a Sub-Concession Contract entered into as of April 19th 2005 (hereinafter the "Sub-Concession Contract"), in the terms and conditions approved by the Government of Macau SAR;

II.
Gaming Promoter is entitled to conduct activities of promotion of games of luck and chance in casino in Macau SAR pursuant to the License no. E232, issued by the Gaming Inspection and Coordination Bureau of the Government of Macau SAR (hereinafter, "DICJ") on 16th, October 2009;

III.	Both parties wish to enter into an Agreement pursuant to and for purposes of paragraph 2 of Article 3 of Law 5/2004, of June 14th, of Macau SAR, in compliance with all legal requirements applicable;

NOW THEREFORE, for and in consideration of the foregoing recitals and the mutual agreements hereinafter set forth, MGPL and Gaming Promoter hereby agree to act in good faith and to abide by the following provisions:

Clause 1
AUTHORIZATION TO EXTEND CREDIT

1.	Pursuant to this Agreement, Gaming Promoter is authorized to conduct credit extension activities at MGPL casino for games or individual betting.

2.	The activities of games promotion and credit extension shall be allowed only in the location(s) as specifically authorized by MGPL.

3.	The credit extension activities mentioned above shall be conducted by the Gaming Promoter at his/her own name.

Clause 2
COVENANTS

1.
Gaming Promoter agrees, represents and warrants to, at all moments, comply and act in accordance with all applicable laws, regulations and instructions set forth in the jurisdiction of Macau SAR relevant to Gaming Promoter's activity (including but not necessarily limited to those concerning the activity of Gaming Promoters, concession of credit and anti-money laundering, as the case may be).

2.	Gaming Promoter further agrees to act in accordance with all rules and procedures that may be implemented from time to time by MGPL.

Clause 3
NON-ASSIGNMENT

1.	This Agreement and any rights or obligations hereunder may in no circumstances be assigned, delegated, or otherwise transferred by Gaming Promoter to a third party in whole or in part.

2.	Any attempts to so assign, delegate, or transfer this Agreement or any rights or obligations hereunder shall be null and void and of no force and effect.

Clause 4
EFFECTIVE DATE AND TERM

1.	This Agreement is effective from 16th November 2009 ("the Effective Date").

2.
This Agreement shall continue until 31st December 2009 and shall be thereafter automatically renewed for periods of one year, corresponding each renewal period to the civil year period (January 1st - December 31st), unless earlier terminated as provided herein.

3.
Should the Gaming Promoter's license or any of its renewals or the authorization to Gaming Promoter's registration be denied, refused or revoked by DICJ, for whatever motive or reason, this Agreement shall automatically become null and void.

Clause 5
TERMINATION

Either party may terminate this Agreement at any time without cause, with immediate effects, upon written notice to the other party.

Clause 6
NOTICE

Any notice required or permitted to be given pursuant to this Agreement shall be in writing and be deemed given when personally delivered or seventy-two (72) hours after being deposited in the Macau trail, postage prepaid, addressed as follows:

Notice to MGPL	Legal Department
Avenida Dr. Sun Yat Sen
Edificío MGM Grand Macau, s/n
Macau

Notice to Gaming Promoter:	ZHENG ANTING
Alameda Dr. Carlos d' Assumpçao 181-187
Edifício Centro Comercial do Grupo Brilhantismo,
12° andar T
Macau

Clause 7
GOVERNING LAW AND JURISDICTION

This Agreement shall be governed by and construed in accordance with the laws of Macau SAR. Any dispute arising out of or relating to the execution, performance or interpretation of this Agreement shall be submitted to the jurisdiction of Macau SAR, with exclusion of any other jurisdiction.

Clause 8
ENTIRE AGREEMENT AND LANGUAGE

1.
This Agreement sets forth the entire understanding between Gaming Promoter and MGPL and incorporates and supersedes all prior and contemporaneous agreements and understandings with respect thereto. This Agreement may only be amended by subsequent writing signed by both parties.

2.
The parties agree that the controlling language of this Agreement shall be English. Each party fully understands this Agreement as written in the controlling language of English. If required by the courts of Macau SAR, the parties agree that MGPL may, at its option, obtain either a Portuguese or Chinese translation of this Agreement.

IN WITNESS WHEREOF the Parties have caused this Agreement to be duly executed in three originals, duly signed and initialed by botch parties in the presence of each other.

MPGL	GAMING PROMOTER

/s/ Pansy Ho	/s/ Zheng Anting
Pansy Ho, Managing Director	ZHENG ANTING, Director

Print Name	Print Name

Date	Date